UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2012

Hawkins, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-7647	41-0771293
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 East Hennepin Avenue Minneapolis, MN	55413
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (612) 331-6910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2012, we announced that Keenan A. Paulson would be retiring from the position of Vice President—Water Treatment Group effective April 1, 2012 and we announced the appointment of Thomas J. Keller to serve as our Vice President—Water Treatment Group, effective April 2, 2012.

Mr. Keller, age 53, has been employed by us since 1980 and is currently serving as General Manager—Water Treatment Group, a position he has held since June 2011. Previously Mr. Keller served as a Regional Manager of our Water Treatment Group from 2002 to 2011, Branch Manager of our Water Treatment Group from 1991 to 2002 and Water Treatment Group Route Salesman from 1980 to 1991.

Mr. Keller’s annual base salary will be $215,000, reviewed annually. In addition, Mr. Keller will continue to participate in our benefit plans according to their terms and, as an executive officer, will be eligible to participate in our incentive arrangements beginning with fiscal year 2013, which will be established and overseen by our Compensation Committee.

Item 7.01.	Regulation FD Disclosure.

We issued a press release, dated March 29, 2012, announcing the appointment of Thomas J. Keller to serve as our Vice President—Water Treatment Group, attached hereto as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99	Press Release, dated March 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKINS, INC.

Date: March 29, 2012	By:	/s/ Richard G. Erstad
Richard G. Erstad
Vice President, General Counsel, and Secretary

EXHIBIT INDEX

No.	Description	Manner of Filing

99	Press Release, dated March 29, 2012.	Filed Electronically